                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Kimmins Environmental
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      KIMMINS ENVIRONMENTAL SERVICE CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 24, 1995


To the Stockholders of
KIMMINS ENVIRONMENTAL SERVICE CORP.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kimmins Environmental Service Corp. (the "Company") will be held on Wednesday, May 24, 1995, at 8 a.m., local time, at the Niagara Falls Country Club, 505 Mountain View Drive, Lewiston, New York 14092, for the following purposes:

 1. To elect three (3) Directors, each to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

 2. To vote on name change from Kimmins Environmental Service Corp. to Kimmins Corp.

 3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         The Board of Directors has fixed the close of business on April 17, 1995, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, and only stockholders of record at such time will be so entitled to notice and to vote.

                                        By Order of the Board of Directors,




                                        JOSEPH M. WILLIAMS, Secretary

April 16, 1995




         IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
         A PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE VOTING OF THE PROXY
         BY A SUBSEQUENTLY DATED PROXY, BY WRITTEN NOTICE TO THE SECRETARY
         OF THE COMPANY, OR BY PERSONALLY WITHDRAWING THE PROXY AT THE
         MEETING AND VOTING IN PERSON.

                      KIMMINS ENVIRONMENTAL SERVICE CORP.

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 1995


         The accompanying form of proxy is solicited on behalf of the Board of Directors of KIMMINS ENVIRONMENTAL SERVICE CORP. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 24, 1995, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Only stockholders of record at the close of business on April 17, 1995, will be entitled to notice of and to vote at such meeting. Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about April 25, 1995. Proxies in the accompanying form, duly executed and received in time and not revoked, will be voted at the meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by submitting a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

         The address of the principal executive office of the Company is:

                                  1501 Second Avenue East
                                  Tampa, Florida  33605
                                  Telephone Number:  (813) 248-3878

         As of April 17, 1995, the number of outstanding shares entitled to vote at the meeting is 13,328,992 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 6,874,706 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), each of which is entitled to one vote. The Common Stock and Class B Common Stock vote together as one class.


                               VOTING PROCEDURES

         The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock and Class B Common Stock, combined, present in person, or represented by proxy, provided a quorum exists. A quorum is established if at least a majority of the outstanding shares of Common Stock and Class B Common Stock, combined, as of April 17, 1995, are present in person or represented by proxy. All other matters at the meeting shall be decided by the affirmative vote of a majority of the shares of Common Stock and Class B Common Stock, combined, cast with respect thereto, provided a quorum exists. Votes will be counted and certified by the Inspectors of Election, who are one or more employees of the Company. Failures to vote and broker non-votes will not count towards determining any required plurality or majority or the presence of a quorum. Stockholders and brokers returning proxies who are affirmatively abstaining from voting on a proposition and stockholders attending the meeting but who are not voting on a proposition will count towards the presence of a quorum, but will not be counted towards determining the required plurality or majority for approval of that proposition.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted in information above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's common stock beneficially owned as of March 24, 1995, by (i) persons known by the Company to own more than 5 percent of the Company's outstanding common stock, (ii) by each named executive officer and director of the Company, and
(iii) all executive officers and directors of the Company as a group:

                                                                                                  Percent of
     Name and Address of                                                              Percent       Total
       Beneficial Owner                                                                 of          Voting
           (1)                       Title of Class             Number of Shares       Class        Power
 ---------------------------   --------------------------   ----------------------  ----------   ------------
 Francis M. Williams           Common Stock                    5,566,495     (2)       41.8%        61.5%
                               Class B Common Stock            6,874,706              100.0%

 Joseph M. Williams            Common Stock                    1,099,017     (3)        8.2%         5.4%

 Michael Gold                  Common Stock                       36,569     (4)         *            *

 George Chandler               Common Stock                       14,141                 *            *

 All directors and             Common Stock                    6,716,222   (2)(3)      50.4%
 executive officers                                                        (4)(5)                   67.3%
 as a group                    Class B Common Stock            6,874,706              100.0%
 (four persons)

(l) The addresses of all officers and directors of the Company above are in care of the Company at 1501 Second Avenue, East, Tampa, Florida 33605.

(2) Includes 4,437,408 shares owned directly by Mr. Francis M. Williams; 400,000 shares owned by Summerbreeze and 365,250 shares owned by Sunshadow, both of which Mr. Williams is the sole shareholder of the corporate general partner and the sole limited partner; 146,726 shares owned by Mr. Williams' wife; 91,481 shares held by Mr. Williams as Trustee for his wife and children; 113,739 shares held by Mr. Williams as Custodian under the New York Uniform Gifts to Minors Act for his children; 8,691 shares held by the Company's 401(k) and ESOP Plans of which Mr. Williams is fully vested; and 3,200 shares held by Kimmins Realty Investment, Inc., of which is owned 100 percent by Mr. Williams.

(3) Includes 54,000 shares owned by Mr. Joseph M. Williams; 15,200 shares issuable upon exercise of currently exercisable stock options; 6,155 shares held by the Company's 401(k) and ESOP Plans of which Mr. Williams is fully vested; and 1,023,662 shares held by the Company's 401(k) Plan and ESOP of which Mr. Williams is a trustee with shared voting and investment power.

(4) Includes 3,450 shares owned by Mr. Gold; 17,325 shares currently owned by Mr. Gold's wife; 8,694 held by Mr. Gold as trustee for Mr. Gold's minor children; 5,100 shares issuable upon exercise of currently exercisable stock options; and 2,000 shares owned by Gold & Gold, a general partnership. Mr. Gold shares voting and investing power with respect to those shares owned by Gold & Gold.

(5) Includes 25,100 shares issuable upon exercise of currently exercisable stock options; 14,846 shares held by the Company's 401(k) and ESOP Plans of which certain officers of the Company are fully vested; and 1,023,662 shares held by the Company's 401(k) and ESOP Plans of which an officer of the Company is a trustee.

  *  Less than one percent.

                             ELECTION OF DIRECTORS

         The proxies granted by stockholders will be voted at the Annual Meeting of Stockholders for the election of the persons listed below as Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
All of the nominees are currently Directors of the Company. Each of the persons named has indicated to the Board of Directors that he will be available as a candidate.

                                              Year of First
                     Name             Age        Election                  Position
         -------------------------    ---     --------------   ---------------------------------
         Francis M. Williams           53          1987        Chairman of the Board, President,
                                                                  and Chief Executive Officer

         Michael Gold                  46          1987        Director/Attorney

         George A. Chandler            65          1990        Director/Business Consultant

         All Directors of the Company hold office until the Annual Meeting of Stockholders in the year in which their appointment expires or until their successors have been elected and qualified.

         Francis M. Williams has been President and Chairman of the Board of the Company since its inception. For more than five years prior to November 1988, Mr. Williams had been Chairman of the Board and Chief Executive Officer of Kimmins Corp. and its predecessors and sole owner of K Management Corp.
From June 1981 until January 1988, Mr. Williams was also the President and a Director of College Venture Equity Corp., a small business investment company. Mr. Williams has also been a Director of the National Association of Demolition Contractors and a member of the Executive Committee of the Tampa Bay International Trade Council.

         Michael Gold has been a Director of the Company since November 1987. For more than the past five years, Mr. Gold has been a partner in the Niagara Falls, New York law firm of Gold and Gold.

         George Chandler has been a Director of the Company since January 1990. Since November 1989, Mr. Chandler has been a business consultant. Mr. Chandler was Chairman of the Board from July 1986 to November 1989, and President and Chief Executive Officer from October 1985 to November 1989 of Aqua-Chem, Inc., a manufacturer of packaged boilers and water treatment equipment. From May 1983 to October 1985, he was President, Chief Executive Officer and a Director of American Ship Building Co., which is engaged in the construction, conversion and repair of cargo vessels. Mr. Chandler is also a Director of The Allen Group Inc., and DeVlieg Bullard, Inc.

         During the year ended December 31, 1994, the Board of Directors held four meetings which were attended by all the Directors. In addition, the Company's Board of Directors took several actions by written consent. The Company has an Audit Committee currently comprised of Mr. George A. Chandler and Michael Gold, which met four times during the year, and a Stock Option Committee currently comprised of Messrs. Francis M. Williams and Michael Gold, which met once during the year. The function of the Audit Committee is to meet periodically with the Company's independent auditors to review the scope and results of the audit and to consider various accounting and auditing matters related to the Company, including its system of internal controls. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as the Company's auditors.

         The Company does not have a Nominating Committee or a Compensation Committee of the Board of Directors. The function of the Stock Option Committee is to administer the provision and award of the Company's 1987 stock option plan.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                       TO EFFECT A CORPORATE NAME CHANGE

         At the Annual Meeting, the stockholders will be asked to vote upon an amendment to the Certificate of Incorporation of the Company to change the name of the Company from Kimmins Environmental Service Corp. to Kimmins Corp. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock and Class B Common Stock of the Company that are issued and outstanding as of the record date. Messrs. Francis M. Williams, George A. Chandler, and Michael Gold, all of whom are directors, beneficially own in excess of 62 percent of the stock issued and outstanding. All of such persons currently intend to vote the shares which they beneficially own in favor of this amendment. See "Securities Ownership of Certain Beneficial Owners and Management." This amendment amends Article I of the Company's Certificate of Incorporation. The proposed amendment which the stockholders are being asked to vote on is set forth in full as Exhibit A to this Proxy Statement.

         The Board of Directors consider this amendment advisable due to the fact that the services provided by the Company through its subsidiaries are broader than is connoted by the term "environmental services."

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS AMENDMENT AND RECOMMENDS A VOTE FOR ITS APPROVAL.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. In addition to Francis M. Williams, Chairman of the Board, President, and Chief Executive Officer, Joseph M. Williams is the only other executive officer of the Company.

         Joseph M. Williams has been the Secretary and Treasurer of the Company since October 1988. Since November 1991, Mr. Williams has served as President and has been a Director of Cumberland Holdings, Inc., a holding company whose wholly-owned subsidiaries provide reinsurance and specialty sureties and performance and payment bonds. Since June 1986, Mr. Williams has served as President and Vice President and has been a Director of Cumberland Real Estate Holdings, Inc., the corporate general partner of Sunshadow Apartments, Ltd. ("Sunshadow") and Summerbreeze Apartments, Ltd. ("Summerbreeze"), both of which are limited partnerships. In June 1992, both Sunshadow and Summerbreeze filed voluntary petitions under Chapter 11 of the United States bankruptcy law, and each entity submitted a prepackaged plan of reorganization. In June 1993, Sunshadow and Summerbreeze entered into a settlement and note renewal agreement and the bankruptcy filings were voluntarily dismissed. Mr. Williams has been employed by the Company and its subsidiaries in various capacities since January 1984. From January 1982 to December 1983, he was the managing partner of Williams and Grana, a firm engaged in public accounting. From January 1978 to December 1981, Mr. Williams was employed as a senior tax accountant with Price Waterhouse & Co. Joseph M. Williams is the nephew of Francis M. Williams.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

         Summary Compensation Table. The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to officers whose salary and bonus exceeded $100,000 for the year ended December 31, 1994:

                           SUMMARY COMPENSATION TABLE

                                                                               Long-Term Compensation
                                                                       --------------------------------------

                                         Annual Compensation                      Awards              Payouts
                                  ---------------------------------    ---------------------------   --------

                                                                                       Securities
                                                          Other         Restricted      Underlying              All Other
          Name and                                        Annual          Stock         Options/       LTIP      Compen-
    Principal Position     Year     Salary    Bonus    Compensation      Award(s)          SARs       Payouts    sation
 -----------------------   ----   ---------   -----   -------------    -----------   -------------   --------   ----------
 Francis M. Williams       1994   $ 171,139     $0          $0             $0              $0           $0      $  977  (*)
   Chairman of the         1993   $ 171,137     $0          $0             $0              $0           $0      $  498  (*)
   Board, President        1992   $ 172,120     $0          $0             $0              $0           $0      $  794  (*)
   and Chief
   Executive Officer

 John V Simon, Jr.         1994   $ 110,759     $0          $0             $0              $0           $0      $1,635  (*)
   President of            1993   $ 108,193     $0          $0             $0              $0           $0      $1,069  (*)
   Kimmins                 1992   $  87,459     $0          $0             $0              $0           $0      $1,245  (*)
   Contracting Corp.

 (*) Represents the Company's contribution to the employee's account of the Company's 401(k) Plan and premiums paid by the Company for term life insurance and long-term disability. These plans, subject to the terms and conditions of each plan, are available to all employees.

         Stock Options Granted in the Last Fiscal Year. No stock options or stock appreciation rights were granted to Francis M. Williams during the year ended December 31, 1994, and Mr. Williams does not have any stock options or stock appreciation rights that were granted in previous years.

                AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                   Number of            Value of
                                                                                  Unexercised         Unexercised
                                                                                  Options at          Options at
                                                 Shares                             Year-End          Year-End (1)
                                                Acquired           Value          Exercisable/        Exercisable/
                               Name            on Exercise        Realized       Unexercisable       Unexercisable
                   -----------------------   ---------------   -------------   -----------------   -----------------
                   John V. Simon, Jr.                    0               0        18,200/36,800         $3,510/$0

         (1) Value is calculated using the Company's closing stock price on December 31, 1994, of $1.50 per share less the exercise price for such shares.

         Compensation Committee Interlocks and Insider Participation. There is no compensation committee of the Company's Board of Directors or other committee of the Board performing equivalent functions. The person who performs the equivalent function is Francis M. Williams, Chairman of the Board, President, and Chief Executive Officer of the Company.

         Compensation of Directors. During the year ended December 31, 1994, the Company paid non-officer Directors an annual fee of $5,000. Directors are reimbursed for all out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

         Board Compensation Committee Report on Executive Compensation. There is no formal compensation committee of the Board of Directors or other committee of the Board performing equivalent functions. As noted above, compensation is determined by Francis M. Williams, Chairman of the Board, President, and Chief Executive Officer of the Company under the direction of the Board of Directors. There is no formal compensation policy for either the Chief Executive Officer or other executive officers of the Company. Compensation of the Chief Executive Officer, which primarily consists of salary, is based generally on performance and the Company's resources. Compensation for Mr. Williams has been fixed annually each year by the President. Mr. Williams' compensation is not subject to any employment contract. In 1992, Mr. Williams' compensation was $172,120. In 1992, the Company recorded revenue of $87,441,742 and net income of $185,216. In 1993, Mr. Williams' compensation was $171,137. In 1993, the Company recorded revenue of $83,608,764 and net income of $1,752,663. In 1994, Mr. Williams' compensation was $171,139. In 1994, the Company recorded revenue of $96,755,001 and net income of $796,992.

                                                            Francis M. Williams
                                                            George A. Chandler
                                                            Michael Gold

         Performance graph. The following line graph compares, over the past five years, the stock performance of the Company with the cumulative total return of companies comprising the Standard and Poors 500. Except for a $.0333 per share cash dividend on the Company's Common Stock paid in July 1989, the Company pays no dividends and, therefore, there is no cumulative total return calculation based upon reinvestment of dividends. Such graph is not necessarily indicative of future price performance. The comparison assumes the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1989.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
    Kimmins Environmental Services, S&P 500 And Value Line's Environmental
             Services Index (Performance Results Through 12/31/94)


                                    (GRAPH)


 ------------------------------------------------------------------------------------------------------------
                                   1989          1990          1991         1992          1993          1994
 ------------------------------------------------------------------------------------------------------------
 The Company                      $100.00        $47.09      $ 59.30       $ 35.59       $ 35.59      $ 22.48
 ------------------------------------------------------------------------------------------------------------
 Standard & Poors 500             $100.00        $96.83      $126.41       $136.25       $150.00      $151.97
 ------------------------------------------------------------------------------------------------------------
 Environmental Services           $100.00        $89.85      $101.62       $102.73       $ 77.92      $ 78.36
 ------------------------------------------------------------------------------------------------------------


         The Company and its predecessors initially registered its securities in 1986. The stock performance of the Company and its predecessors, assuming an investment of $100 at December 31, 1989, and taking into consideration all stock splits and mergers subsequent to the initial public offering, would be $22.48 at December 31, 1994. Except for a $.0333 per share cash dividend on the Company's Common Stock paid in January 1989, the Company pays no dividends and, therefore, the value at December 31, 1994, assumes no cumulative return based on reinvested dividends. These results are not necessarily indicative of future price performance.

                              CERTAIN TRANSACTIONS

         During 1992, 1993, and 1994, the Company paid landfill fees of approximately $426,000, $288,000, and $28,000, respectively, to a company which is primarily owned by the brother of Mr. Williams. The amount paid approximated fair market rates for the type of services involved.

         On June 30, 1993, Sunshadow Apartments, Ltd., and Summerbreeze Apartments, Ltd., two Florida real estate limited partnerships (collectively, the "Apartments"), the Company, Citicorp Real Estate, Inc. ("Citicorp"), and Francis M. Williams entered into a settlement and note renewal agreement whereby the Apartments' Chapter 11 bankruptcy filings were voluntarily dismissed. In accordance with the terms of the settlement agreement, $3,638,696 of the accounts receivable - affiliates balance recorded by the Company was converted into a note receivable. The note receivable bears interest at prime plus 1 3/8 percent, increasing to prime plus 2 percent on July 1, 1995, with principal and interest payable in monthly installments through December 31, 1998, and is guaranteed by Mr. Williams. Citicorp also renewed their mortgage notes with the Apartments through December 31, 1998. Management of the Company believes that this note receivable balance is fully collectible since an independent appraisal showed the appraised value of the properties exceeded all recorded liabilities and all monthly obligations of the Apartments, including debt, are being met. The Company also will receive reimbursement for substantially all legal fees and costs incurred related to this matter.

         At December 31, 1993 and 1994, $4,830,000 and $4,937,000,
respectively, of the contract and trade - affiliates balance is due from affiliates of the Company's president. Amounts due from the partnerships discussed above at December 31, 1993 and 1994, are approximately $3,626,000 and $3,588,000, respectively. The affiliated receivables relate to contract services performed and are guaranteed by Mr. Williams.


                STOCKHOLDERS' PROPOSALS FOR 1996 ANNUAL MEETING

         Any proposal of stockholders intended to be presented at the 1996 annual meeting of the Company must be received by the Secretary of the Company at the address set forth on the first page of the Proxy Statement no later than December 26, 1995, in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to such annual meeting.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has retained Ernst & Young as the auditors of the Company for the fiscal year ending December 31, 1995. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions submitted by stockholders.

                                 OTHER MATTERS

         A copy of the Company's Annual Report for the fiscal year ended December 31, 1994, is being furnished herewith to each stockholder of record as of the close of business on April 17, 1995. Additional copies of the Annual Report or Form 10-K will be provided free of charge upon written request to:

                                        Stockholder Services
                                        Kimmins Environmental Service Corp.
                                        1501 Second Avenue, East
                                        Tampa, Florida 33605

         All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communication by directors, officers, or regular employees of the Company acting without special compensation.

         The Board of Directors is aware of no other matters, except as set forth in the Notice of Meeting and has not been informed of any other matters to be presented to the Annual Meeting of Stockholders. However, if any matters other than those referred to above should properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgement.

                                        By Order of the Board of Directors,




                                        JOSEPH M. WILLIAMS, Secretary

Tampa, Florida
April 16, 1995


                                   EXHIBIT A

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                      TO EFFECT A CORPORATION NAME CHANGE


         The Board of Directors of Kimmins Environmental Service Corp., subject to shareholder approval, desires to amend the Certificate of Incorporation to effect a corporation name change from Kimmins Environmental Service Corp. to Kimmins Corp. The Board of Directors has made this determination due to the fact the services provided by the Company, through its subsidiaries, are broader than is connoted by the term "environmental services."